ASSIGNMENT
                             OF
                     PURCHASE AGREEMENT

      THIS ASSIGNMENT made and entered into this 15th day of December, 2004, by and between AEI FUND MANAGEMENT, INC., a Minnesota corporation, ("Assignor") and AEI Income & Growth Fund XXI Limited Partnership, a Minnesota limited partnership and AEI Income & Growth Fund 25 LLC a Delaware limited liability company (as tenants in common, together collectively referred to as "Assignee");

     WITNESSETH, that:

      WHEREAS, on the 28th day of October, 2004, Assignor entered into a Purchase Agreement (referred to as the "Agreement") for that certain property located at 3960 Baldwin Road, Auburn Hills, Michigan (the "Property") with LMB Auburn Hills I, LLC, a Ohio limited liability company, as Seller; and

      WHEREAS, Assignor desires to assign to AEI Income & Growth Fund XXI Limited Partnership, an undivided forty percent (40.0%) interest as a tenant in common, and AEI Income & Growth Fund 25 LLC, an undivided sixty percent (60.0%) interest as a tenant in common, of its rights, title and interest in, to and under the Agreement as hereinafter provided;

      NOW, THEREFORE, for One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed between the parties as follows:

     1. Assignor assigns all of its rights, title and interest in, to and under the Agreement to Assignee, to have and to hold the same unto the Assignee, its successors and assigns;

     2. Assignee hereby assumes all rights, promises, covenants, conditions and obligations under the Agreement to be performed by the Assignor thereunder, and agrees to be bound for all of the obligations of Assignor under the Agreement.

All other terms and conditions of the Agreement shall remain unchanged and continue in full force and effect.


ASSIGNOR:

AEI FUND MANAGEMENT, INC.,
a Minnesota corporation


By: /s/ Robert P Johnson
        Robert P. Johnson, its President


ASSIGNEE:

AEI Income & Growth fund XXI Limited Partnership, a Minnesota limited partnership

By:  AEI Fund Management XXI, Inc.,
     a Minnesota corporation, its General Partner


By: /s/ Robert P Johnson
        Robert P. Johnson, its President


AEI Income & Growth Fund 25 LLC,
a Delaware limited liability company

By:  AEI Fund Management XXI, Inc.,
     a Minnesota corporation, its managing member


By: /s/ Robert P Johnson
        Robert P. Johnson, its President


                   PURCHASE AGREEMENT AND
                     ESCROW INSTRUCTIONS


     THIS PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS (this "Agreement") is made and entered into effective as of this 28 day of October, 2004 (the "Effective Date") by and between LMB AUBURN HILLS I, LLC, a Ohio limited liability company ("Seller"), and AEI FUND MANAGEMENT, INC., a Minnesota corporation, or its successors or assigns (the "Buyer").

                           RECITALS:

     A. Seller is the owner of that certain parcel of real property located at 3960 Baldwin Road, Auburn Hills, MI
48326, as more particularly described on Exhibit A attached hereto (the "Land");

     B. Constructed on the Land is a retail jewelry store known as "Jared-The Galleria of Jewelry" (the "Improvements") which is leased to Sterling Jewelers Inc., a Delaware corporation ("Lessee") pursuant to that certain lease agreement between Seller and Sterling Jewelers Inc. ( "Sterling"), a copy of which will be provided to Buyer within three (3) days after the Effective Date hereof and subjected to Buyer's approval prior to purchase.

     C.     Seller  desires  to  sell  the  Land   and   the
Improvements  (collectively, the "Property")  to  Buyer  and
Buyer desires to purchase the Property from Seller upon the terms and conditions set forth in this Agreement.

                    TERMS AND CONDITIONS

     1. AGREEMENT FOR PURCHASE AND SALE. Seller hereby agrees to sell the Property to Buyer, and Buyer hereby agrees to purchase the Property from Seller, in accordance with and subject to the terms and conditions of this Agreement.

     2.    PURCHASE  PRICE.   The  purchase  price  for  the
Property will be Three Million Six Hundred Thousand  Dollars
($3,600,000) (the "Purchase Price").

     3.    PAYMENT.   The Purchase Price shall  be  paid  as
follows:

               (a)  Deposit.

                          (1)   DEPOSIT.  Buyer will deposit
               the amount of Twenty-Five Thousand Dollars ($25,000) into escrow with First American Title Insurance Company of Minneapolis ("Escrow Holder") as Buyer's deposit (the "Deposit") within one (1) business day following the Effective Date.

                          (2)   RELEASE  OF  DEPOSIT.   Upon
               Buyer's acceptance or waiver of Buyer's due diligence contingencies on or before the expiration of the Due Diligence Period, the Deposit will be non-refundable to Buyer except in the event of Seller's default, a material adverse change in the Due Diligence provided to Buyer, or except as otherwise set forth herein and Escrow Holder will release the Deposit to Seller, without any further written instructions from Buyer or Seller. Buyer and Seller agree to indemnify and hold Escrow Holder harmless from and against any loss (including, without limitation, reasonable attorneys' fees) arising out of or incurred in connection with the release of the Deposit to Seller.

                         (3)  CREDIT AGAINST PURCHASE PRICE.
               The amount of the Deposit will be applied to the Purchase Price at the Close of Escrow, but will be retained by Seller as its liquidated damages as provided in
               Section 12.2 if Escrow fails to close as a result of Buyer's default.

               (b)  BALANCE DUE AT CLOSE.  Not less than one
          (1) business day before the Close of Escrow, Buyer will deposit into escrow in immediately available Federal Funds an amount equal to the balance of the Purchase Price plus an amount sufficient to cover all of Buyer's closing costs.

     4.   BUYER'S DUE DILIGENCE.

          4.1   DUE  DILIGENCE PERIOD.  The  "Due  Diligence
Period" shall commence after Buyer's receipt of all items hereafter listed in 4.1(a) and (b) below and expire thirty
(30) business days thereafter.

               (a)       Seller will provide the following items Due
                 Diligence for the Parcel in a form acceptable to Buyer in its sole discretion and at no cost to Buyer:

                    (1)  Current Phase I environmental report prepared by
                      Eckland  Consultants dated August 7, 1999.
                    (2)  Commitment for Owner's policy of title insurance
                      from First American Title Insurance Company accompanied by underlying exception documents;
                    (3)  Current as-built ALTA survey in Seller's possession;
                    (4)  Building plans and specifications;
                    (5)  Copy of landlord's insurance policy for the Parcel;
                    (6)  Certificate of occupancy;
                    (7)  Proposed limited warranty deed for the Parcel;
                    (8) Copy of 2003 and 2004 real estate tax statements for the Parcel;
                    (9)  Copy of the Lease by Sterling Jewelers, Inc.;
                   (10)  Copy of Temporary Driveway License Agreement;
                    (11) Property Maintenance Manual;
                    (12) Master Declaration of Easements and Restrictions.

               (b)              Seller will also, without warranty as to
                 accuracy of content, except as otherwise set forth herein, provide Buyer with complete copies of all studies, reports, agreements, documents, plans, permits and entitlements in Seller's possession concerning the Property, including, but not limited to, all engineering drawings, soils reports, site history investigations, toxic or hazardous materials investigations or reports, planning studies, construction warranties, and title reports in Seller's possession (collectively the "Reports").

               (c)              If any matters of adverse change or
                 materially adverse information affecting the Due Diligence and the Reports ("Supplemental Due Diligence") shall come to the attention of Seller or Title, such Supplemental Due Diligence shall be forwarded to Buyer and Buyer shall have a minimum of five business days thereafter to review the same; the Due Diligence Period shall be extended, if necessary, to provide Buyer with such additional review period of five business days after receipt of such Supplemental Due Diligence.


           4.2 EXPIRATION OF DUE DILIGENCE PERIOD. Buyer shall approve or disapprove, in writing, Buyer's due diligence on or before expiration of the Due Diligence Period. If Buyer disapproves Buyer's due diligence, in writing, on or before expiration of the Due Diligence Period, this Agreement shall terminate and Escrow Holder shall deliver to Buyer the Deposit and thereafter, neither Seller nor Buyer shall have any further obligation or liability under this Agreement, except for the Obligations Surviving Termination (as hereinafter defined).


     5.   DURATION OF ESCROW AND ESCROW INSTRUCTIONS.

          5.1 JOINT ESCROW INSTRUCTIONS AND GENERAL CONDITIONS. This Agreement shall constitute both agreements between Buyer and Seller and joint escrow instructions to Escrow Holder. Escrow Holder's general conditions (the "General Conditions") attached hereto as Exhibit B are incorporated herein by reference to the extent they are not inconsistent with the provisions of this Agreement. If there is any inconsistency between the provisions of the General Conditions and this Agreement, the provisions of this Agreement shall control. If any provisions of this Agreement are unacceptable to Escrow Holder, or if Escrow Holder requires additional instructions, the Parties agree to make any deletions, substitutions and additions as counsel for the Parties shall mutually approve and which do not materially alter the terms of this Agreement.

          5.2  CLOSE OF ESCROW.

                (a)  CLOSING DATE.  Unless the Parties agree
          upon an earlier closing date, Escrow shall close January 2, 2005 (the "Closing Date"), subject to Seller satisfying all of its obligations herein.

               (b)   CLOSE  OF  ESCROW DEFINED.   "Close  of
          Escrow" will have occurred when Escrow Holder records a limited warranty deed (as defined below) transferring the Property.

     6.   TITLE EXAMINATION.

          6.1 PROCUREMENT OF TITLE COMMITMENT. As soon as possible after the Effective Date, Buyer shall, at its expense, obtain a current title commitment covering the Property (the "Title Commitment") issued by Escrow Holder, naming Buyer as proposed insured, in the amount of the Purchase Price, together with legible copies of all documents described in the Title Commitment.

          6.2 TITLE EXCEPTIONS. On or before expiration of the Due Diligence Period, Buyer may give written notice to Seller of any objections Buyer may have with respect to any conditions affecting the Property or as disclosed by the Title Commitment (the "Title Objections"). If Buyer fails to give any such notice with respect to any specific matters disclosed in the Title Commitment on or before expiration of the Due Diligence Period, then Buyer shall be deemed to have waived any Title Objections with respect to all such matters as to which no objection is made and any such matter shall be deemed a "Permitted Exception". Any title matters arising subsequent to the date of the provided Title Commitment may be reviewed by Buyer and Buyer shall have at least five business days to review the same; if necessary, the Due Diligence Period shall be extended to provide Buyer with at least five business days to review any such supplemental matters. Any such extension of the Due Diligence Period shall also extend, by like number of days, the Response Period and Title Election Deadline as defined below.

          6.3 FAILURE TO CORRECT TITLE OBJECTIONS. Except as hereinafter expressly provided in this Section 6.3, Seller shall have no obligation whatsoever to remove, satisfy, or otherwise cure, or to incur any expense in connection with the curing of any Title Objections of which Seller is notified by Buyer in accordance with Section 6.2. Seller shall notify Buyer within ten (10) days after Seller's receipt of written notice from Buyer of any Title Objections (the "Response Period") whether or not Seller agrees to take action to cause such Title Objections to be cured on or before the Closing Date although Seller shall not otherwise have any obligation to take any action to cure any Title Objections other than to release liens evidenced by mortgages, deeds of trust, financing statements, security interests and similar security instruments created by Seller (such instruments are collectively referred to herein as the "Secured Encumbrances"). Buyer acknowledges that a Title Objection shall be deemed cured if Escrow Holder agrees to issue its policy of title insurance with respect to the Property to Buyer without exception to such Title Objection. If Seller expressly agrees in writing to take action to cure any of such Title Objections pursuant to Buyer's notice, then Seller shall have assumed the obligation to take action to cure only such Title Objections as expressly set forth by Seller, but not other Title Objections, on or before the Closing Date. If Seller does not notify Buyer within the Response Period that it has agreed in writing to take action to cure Buyer's Title Objections, or if Seller thereafter fails to take any action to cure on or before the Closing Date any Title Objections made by Buyer pursuant to Section
6.2 in accordance with Seller's written agreement to take such action (which Closing Date shall, at Buyer's election, be extended for up to fifteen (15) additional days), Buyer may, as its sole remedy, elect by written notice to Seller on or before fifteen (15) days after the end of the Response Period (the "Title Election Deadline"), to do one of the following:

               6.3.1 To waive any such Title Objection (thereby making such Title Objection a "Permitted Exception") and to close the transaction in accordance with the terms of this Agreement without reduction of the Purchase Price; or

               6.3.2 To terminate this Agreement, and in the event of such termination, Escrow Holder shall deliver to Buyer the Deposit and thereafter, neither Seller nor Buyer shall have any further obligation or liability under this Agreement except for Seller's indemnification obligations under Section 11.2 of this Agreement (as limited by Section 27 of this Agreement) and Buyer's Indemnity Obligations under Sections 9.2 and 11.2 (collectively, the "Obligations Surviving Termination").

     If  Buyer  fails  to  elect either  option  under  this
     Section 6.3 on or before the Title Election Deadline, Buyer shall be deemed to have elected to waive such Title Objection(s) and to close the transaction in accordance with the terms of this Agreement as provided in Section 6.3.1 hereof.

     7.   FINANCING CONTINGENCY.  [Intentionally Omitted]

     8.   REPRESENTATIONS.

          8.1 SELLER'S REPRESENTATIONS. As an inducement to Buyer to enter into this Agreement, Seller warrants, covenants and represents to Buyer, which representations shall be deemed to be true and correct as of the Closing unless Seller shall have notified Buyer to the contrary, and which warranties, covenants and representations shall survive closing for a period of one (1) year, as follows:

               8.1.1      AUTHORITY.  Seller  is  a  limited
               liability company duly organized, validly existing and in good standing under the laws of its state of formation and has the right, power, and authority to enter into this Agreement and the right, power, and authority to convey the Property in accordance with the terms and conditions of this Agreement.

               8.1.2 ENVIRONMENTAL. To the best of Seller's Actual Knowledge (as defined below) as of the date hereof, no hazardous materials are present on the Property at levels that require removal, remediation or other corrective action under applicable laws, ordinances, rules and regulations in effect and applicable to the Property on such date. For purposes of this Agreement, "Seller's Actual Knowledge" shall mean the actual (as opposed to constructive) knowledge of Lloyd Bernstein, but without his
               independent      investigation.        Seller
               represents that such individuals are privy to and hold such position within Seller as to be familiar with the factual circumstances, if the same might exist, for which knowledge may be imputed under commercially reasonable circumstances, upon such matters as Seller may represent to its actual knowledge in this Agreement.

               8.1.3.    PROPERTY AND STERLING MATTERS.   To
               Seller's Actual Knowledge, the Property is not under threat of condemnation of eminent domain, is in substantially good repair and working  order,  all real  estate  taxes  are
               current, and lessee has obtained all licenses, permits and certificates of occupancy necessary to conduct its business on the Property. To Seller's Actual Knowledge, lessee has not declared Seller in default under any term or provision of the Lease relating to Landlord's work or construction responsibilities, matters of zoning, title, or environmental concern, or any other matter, nor to the Seller's Actual Knowledge, has any event occurred that, with the passing of time, would constitute a default by Seller under the Lease, nor is lessee in material default under the Lease, and the Guaranty of Lease is still in full force and effect.

          8.2 BUYER'S REPRESENTATIONS. As an inducement to Seller to enter into this Agreement, Buyer warrants and represents to Seller that AEI Fund Management, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the right, power, and authority to enter into this Agreement and the right, power, and authority to purchase the Property in accordance with the terms and conditions of this Agreement. Buyer further acknowledges, represents and warrants to Seller that Buyer has the knowledge and experience in financial and business matters to enable Buyer to evaluate the merits and risks of the transaction contemplated by this Agreement, and that Buyer is not in a disparate bargaining position relative to Seller with respect to this Agreement.

          8.3 NO FURTHER REPRESENTATIONS OR WARRANTIES. Buyer agrees that Buyer's election not to terminate this Agreement pursuant to Section 9.4 below shall constitute a representation by Buyer to Seller that Buyer has fully inspected the Property and agrees to purchase the Property wholly "as is, where is, with all faults", subject to Seller's representations in Sections 8.1 and 11.2 hereof. Buyer acknowledges that Seller has made no warranties or representations whatsoever pertaining to the Property, the condition thereof, the value thereof, or any other matter with respect to the Property that will survive the Closing, other than as may be contained in the documents to be delivered at Closing as provided in Section 10.1.1, the brokerage representation and indemnity set forth in
Section   11.2,  and  the  representations  set   forth   in
Section 8.1 above.

     9.   INSPECTIONS.

          9.1 ACCESS. Buyer will conduct a site review and inspection of the Parcel prior to closing and approve or disapprove the Premises for purchase, in its sole discretion, during the Due Diligence Period. From the Effective Date, Buyer and its agents, shall have the right to enter upon the Property to inspect, examine, and study the physical integrity of the Property, which, in the opinion of Buyer, are necessary to determine the physical condition of the Property. Seller hereby agrees to cooperate with Buyer and its agents, in connection with such inspections.

          9.2   INSURANCE AND INDEMNIFICATION.   Buyer  will
(i) carry not less than One Million Dollars ($1,000,000.00) commercial general liability insurance with contractual liability endorsement naming Seller as an additional insured thereunder and insuring Buyer's Indemnity Obligations (as hereinafter defined) and, prior to the entering upon the Property, will provide Seller with written evidence of same,
(ii) will not reveal to any third party not approved by Seller (other than Buyer's agents, employees, contractors, design professionals, and lenders) the results of its inspections, and (iii) will restore promptly any physical damage caused by the inspections. Buyer shall give Seller reasonable prior notice of its intention to conduct any inspections, and Seller reserves the right to have a representative present at such inspections. Buyer agrees to provide Seller with a copy of any inspection report upon Seller's written request. Buyer agrees to indemnify, defend, and hold Seller free and harmless from any loss, injury, damage, claim, lien, allegation, cost or expense, including attorneys' fees, arising out of a breach of the foregoing agreements by Buyer in connection with the inspection of the Property, or otherwise from the exercise by Buyer of the right of access under Section 9.1
(collectively, the "Buyer's Indemnity Obligations"). Any inspections shall be at Buyer's sole cost and expense. The provisions of this Section 9.2 shall survive Closing.

          9.3 REPORTS. Within five (5) business days after the Effective Date, Seller will provide, if not previously provided, to Buyer all of the items listed in Section 4.1(a) above.

     Seller makes no representations or warranties as to the truth, accuracy or completeness of any materials, data or other information supplied to Buyer in connection with Buyer's inspection of the Property (e.g., that such materials are complete, accurate or the final version thereof, or that all such materials are in Seller's possession). To Seller's Actual Knowledge, such materials are not inaccurate. It is the parties' express understanding and agreement that such materials are provided only for Buyer's convenience in making its own examination of the Property, and, in doing so, Buyer shall rely exclusively on its own independent investigation and evaluation of every aspect of the Property and not on any materials supplied by Seller. Buyer expressly disclaims any intent to rely on any such materials provided to it by
Seller in connection with its inspection, except to the extent otherwise represented, warranted and covenanted herein by Seller, and agrees that it shall rely solely on its own independently developed or verified information.

          9.4 RIGHT TO TERMINATE. If, notwithstanding the Buyer's right to terminate pursuant to Section 9.1 herein, in the sole and absolute opinion of Buyer, the Property is not suitable or acceptable to Buyer for any reason or no reason, Buyer shall have the right at any time prior to 5:00 p.m. Pacific Time on the date which the Due Diligence Period expires, to terminate this Agreement by sending written notice of termination to Seller. In the event of termination pursuant to this Section 9.4, Escrow Holder shall, within two (2) business days after such written notice of termination, return the Deposit to Buyer, less one-
half   of   the  Escrow  Holder's  cancellation  fees,   and
thereafter, neither Seller nor Buyer shall have any further obligation or liability under this Agreement except for Obligations Surviving Termination. If Buyer does not elect to terminate this Agreement as provided in this Section 9.4, Buyer shall be deemed to have waived its right to terminate this Agreement under this Section 9.4, and the Deposit shall be fully earned by Seller and non-refundable to Buyer, except as otherwise expressly provided in this Agreement.

     10.  THE CLOSING.

          10.1 DELIVERIES AT CLOSING. The Closing shall occur as follows, subject to satisfaction of all of the terms and conditions of this Agreement:

               10.1.1 Seller shall convey its interest in and to the Property to Buyer by depositing into Escrow a limited warranty deed (the "Deed"), which Deed shall convey fee simple title to the Property to Buyer, subject to the Permitted Exceptions. The Deed shall be expressly accepted by and binding upon Buyer, its successors and assigns and the Property from and after the Closing Date.

                    10.1.1.1  Such assignment, documents and
                    other    instruments   and   agreements,
                    executed, witnessed and acknowledged  in
                    recordable  form, as shall be reasonably
                    required by Escrow Holder to release  of
                    record  the  Property from  the  Secured
                    Encumbrances  and  all Title  Objections
                    which  Seller  has agreed to  remove  in
                    accordance   with  the   provisions   of
                    Section 6 above;

                    10.1.1.2     Such    other    documents,
                    instruments,  and  agreements   as   are
                    customarily  executed and  delivered  at
                    closing  by sellers of real property  in
                    Auburn  Hills,  Michigan, including  but
                    not   limited  to  a  standard  Seller's
                    affidavit respecting mechanic's liens, and a FIRPTA Affidavit.

                    10.1.1.3   An Assignment and  Assumption
                    of Lease document providing, inter alia,
                    that  Seller  has good and  indefeasible
                    title to the Lease free and clear of all
                    liens   and   encumbrances  except   the
                    Permitted  Exceptions,  and   a   mutual
                    indemnification  of  Buyer  and  Seller,
                    respectively,  for  lessor   obligations
                    under  the Lease, pre and post  closing,
                    respectively.    The   form   of    said
                    Assignment   and  Assumption   Agreement
                    shall   be  negotiated  in  good   faith
                    between  the  parties  during  the   Due
                    Diligence Period, and failure  to  agree
                    on the form of the same shall be grounds
                    for   either  party  to  terminate  this
                    Agreement.

                    10.1.1.4  An estoppel from lessee in the
                    form attached hereto as Exhibit C, , dated no more than thirty (30) days prior to the closing.

          10.2   CLOSING  COSTS.   Seller  and  Buyer  shall
respectively pay the following costs and expenses:

               10.2.1 Seller shall pay half of all costs of closing, including but not limited to: transfer taxes, transfer fees, recording costs, and escrow fee. Seller shall pay any brokerage commissions as set forth in Section
               11.1. Seller shall pay at closing up to but not exceeding $4,500 total for the following costs: an Owner's Policy of Title Insurance in favor of Buyer and one-half of the costs of any survey or environmental report update incurred by Buyer otherwise at Buyer's sole cost and expense. Seller shall be solely responsible for the fees and expenses of Seller's attorneys, or other legal costs.

               10.2.2 Buyer shall pay half of all costs of closing as listed in Section 10.2.1 above, subject to Seller's contribution toward title, survey and environmental report costs as set forth therein, and excluding all brokerage commissions. Buyer shall be solely responsible for the fees and expenses of Buyer's attorneys, or other legal costs.

     11.  REAL ESTATE BROKERS.

          11.1   COMMISSION.    Seller   shall   be   solely
     responsible for and pay at Closing all real estate commissions to any party claiming commission through Seller ("Seller's Broker")

          11.2 REPRESENTATIONS AND INDEMNITY REGARDING BROKERS. Except as specifically set forth in
     Section 11.1, Seller and Buyer each represent and warrant to the other that neither has employed, retained, or consulted any broker, agent, or finder in carrying on the negotiations in connection with this Agreement or the purchase and sale referred to herein. Seller hereby indemnifies Buyer and agrees to hold Buyer harmless from and against any and all claims (and all expenses, including attorneys' fees incurred in defending any such claim or in enforcing this indemnity) for real estate commissions (including, without limitation, the said commission payable by Seller to Broker) or similar fees if such claims are made by an agent or broker claiming to have dealt with Seller. Buyer hereby indemnifies Seller and agrees to hold Seller harmless from and against any and all claims (and all expenses, including attorneys' fees incurred in defending any such claim or in enforcing this indemnity) for real estate commissions or similar fees if such claims are made by an agent or broker claiming to have dealt with Buyer. The indemnities contained in this Section 11.2 shall survive the Closing or any termination of this Agreement.

          11.3 FAILURE TO CLOSE. Neither Seller nor Buyer shall have any liability to Brokers in the event the sale of the Property should fail to close for any reason whatsoever, including, without limitation, a default by Seller or Buyer.





     12.  DEFAULT.

          12.1 SELLER'S DEFAULT. If the sale and purchase of the Property contemplated by this Agreement is not consummated on account of Seller's default, then Buyer retains all remedies available at law or equity in the event of default hereunder by Seller with respect to its obligation to sell the Property.

          12.2 BUYER'S DEFAULT. If the sale and purchase of the Property as contemplated by this Agreement is not consummated because of Buyer's default, then Seller shall be entitled to unilaterally direct Escrow Holder in writing (with a copy to Buyer) to pay the Deposit to Seller. Buyer and Seller agree to indemnify and hold Escrow Holder harmless from and against any loss (including, without limitation, attorneys' fees) arising out of or incurred in connection with the release of the Deposit to Seller. Seller retains all remedies available at law or equity in the event of default hereunder by Buyer with respect to its obligation to purchase the Property.

     13. NO RECORDING. The parties acknowledge that this Agreement is not in recordable form and agree not to record this Agreement.

     14. DATE OF PERFORMANCE. If the time period or date by which any right, option, or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires or occurs on a Saturday, Sunday, or legal or bank holiday, then such time period or date shall be automatically extended through the close of business on the next regularly scheduled business day.

     15. GOVERNING LAW. This Agreement shall be construed, interpreted, and enforced in accordance with the internal laws of the State of Michigan, without regard to the principles of conflicts of law.

     16. NOTICES. Any notices, requests, or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or courier without limitations (including an overnight courier service such as FedEx) or mailed by United States certified mail, return receipt requested, postage prepaid and addressed to each party at the address set forth below, or transmitted by facsimile to the facsimile number set forth below with confirmed receipt and hard copy sent within three
(3) days thereof by one of the other approved methods of delivery. Any such notice, request, or other communication shall be considered given, delivered or received, as the case may be, on the date of hand or courier delivery or facsimile transmission or on the third (3rd) day following deposit in the United States mail as provided above. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, request, or other communication. By giving at least five (5) days' prior written notice thereof, any party may from time to time and at any time change its mailing address or facsimile number hereunder.



     To Seller:          LMB Auburn Hills I, LLC
                         2631 Erie Avenue, Suite 21
                         Cincinnati, Ohio 45208
                         Fax: (513) 321-3364

     with a copy to:     Thomas J. Sherman, Esq.
                         Dinsmore & Shohl
                         1900 Chemed Center
                         255 E. Fifth Street
                         Cincinnati, Ohio 45202
                         Fax:  (513) 977-8575

     To Buyer:           AEI Fund Management, Inc.
                         1300 Wells Fargo Place
                         30 Seventh Street East
                         St. Paul, Minnesota   55101
                         Attn: George J. Rerat  and  Jenn
     Schreiner
                         Fax (651) 227-7705

      with  a  copy to:  Michael B.  Daugherty, Esq.
                         1300 Wells Fargo Place
                         30 Seventh Street East
                         St. Paul, Minnesota   55101
                         Fax: (612) 677-3181
                         Phone: (612) 720-0777

     To Escrow Holder:   First American Title Insurance Company
                         Attn:  Rod Ives
                         1900 Midwest Plaza West
                         801 Nicollet Mall
                         Minneapolis, MN  55402

     17. ENTIRE AGREEMENT; MODIFICATION. This Agreement supersedes all prior discussions and agreements between Seller and Buyer with respect to the Property and contains the sole and entire understanding between Seller and Buyer with respect thereto. All promises, inducements, offers, letters of intent, solicitations, agreements, commitments, representation, and warranties heretofore made between such parties with respect to the Property are merged into this Agreement. This Agreement shall not be modified or amended in any respect except by a written instrument executed by or on behalf of each of Buyer and Seller.

       18.    SURVIVAL   OF   COVENANTS.    All   covenants,
representations, warranties, obligations and agreements contained in this Agreement shall survive the Close of Escrow and the delivery and recordation of all documents or instruments in connection therewith. Notwithstanding the foregoing, however, a Party's obligation to perform a certain act or take a certain action as required hereunder shall cease upon that Party's timely and proper performance thereof.

     19. EXHIBITS. Each and every exhibit referred to or otherwise mentioned in this Agreement is attached to this Agreement and shall be construed to be made a part of this Agreement by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.

     20. CAPTIONS. All captions, headings, section and subsection numbers and letters, and other reference numbers or letters are solely for the purpose of convenience and shall not be deemed to supplement or limit the subject of such Sections or to be considered in their construction.

     21.   COUNTERPARTS.  This Agreement may be executed  in
multiple  counterparts, each of which  shall  constitute  an
original  and  all  of  which  when  taken  together   shall
constitute one and the same instrument.

     22. WAIVER. Any condition or right of termination, cancellation, or rescission granted by this Agreement to Buyer or Seller may be waived by such party; provided, however, that no waiver shall be binding on a party hereto unless made expressly and in writing.

     23. RIGHTS CUMULATIVE. Except as expressly limited by the terms of this Agreement, all rights, powers, and privileges conferred hereunder shall be cumulative and not restrictive of those given by law.

     24. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure of the benefit of the parties hereto and their respective heirs, successors, and assigns.

     25. ASSIGNMENT. Except as provided in paragraph 31 hereof, without the prior written consent of Seller, Buyer shall not assign, mortgage, pledge, or in any other way encumber or transfer any of Buyer's rights hereunder or any part thereof to any person, firm, partnership, corporation, or other entity by operation of law or otherwise; provided, however, Buyer may assign its rights hereunder to any person, corporation, partnership, limited liability company, or other entity, if the same controls Buyer, is controlled by Buyer or is under common control with Buyer. In the event of such permitted assignment, Buyer shall remain liable for Buyer's obligations under this Agreement.

     26. TIME OF ESSENCE. Time is of the essence in the performance of each provision of this Agreement.

     27. LIMITATION OF LIABILITY. Buyer (on behalf of itself, its direct and indirect partners, all persons or entities controlling, controlled by, or under common control with Buyer, and all officers, directors, employees, trustees, advisors, agents, shareholders, or contractors of any of the foregoing) agrees and acknowledges that the obligations of Seller under this Agreement do not constitute personal obligations of Seller, and that Buyer agrees that it will look solely to the interest of Seller in the
Property  and  the  proceeds  thereof  (including,   without
limitation, the Purchase Price) for satisfaction of any liability of Seller with respect to this Agreement, and will not seek recourse against any other assets of Seller, or the members of Seller, or their respective officers, directors, trustees, advisors, members, agents, shareholders, employees or contractors, or any of their personal assets, for such satisfaction. In addition, the obligations of the members of Seller to make capital contributions to Seller shall not constitute assets of Seller against which recourse may be sought for purposes hereof.

     Seller (on behalf of itself, its direct and indirect partners, all persons or entities controlling, controlled by, or under common control with Seller, and all officers, directors, employees, trustees, advisors, agents, shareholders, or contractors of any of the foregoing) agrees and acknowledges that the obligations of Buyer under this Agreement do not constitute personal obligations of the direct or indirect partners of Buyer or the members of Buyer or their respective officers, directors, trustees, advisors, members, agents, shareholders, employees, or contractors, and that Seller agrees that it will look solely to the interest of Buyer in the Property and the proceeds thereof and Buyer's assets for satisfaction of any liability of Buyer with respect to this Agreement, and will not seek recourse against any members of Buyer, or their respective officers, directors, trustees, advisors, members, agents, shareholders, employees or contractors, or any of their personal assets, for such satisfaction. In addition, the obligations of the members of Buyer to make capital contributions to Buyer shall not constitute assets of Buyer against which recourse may be sought for purposes hereof. The provisions of this Section 27 shall survive Closing.

      28. SEVERABILITY. If any portion of this Agreement becomes illegal, null, void or against public policy, for any reason, or is held by any court of competent jurisdiction to be illegal, null, void or against public policy, the remaining portions of this Agreement shall not be affected thereby and shall remain in effect to the fullest extent permitted by law.

     29. INTERPRETATION. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provision.

     30. ATTORNEY'S FEES. If Seller or Buyer shall engage an attorney in connection with any action or proceeding to enforce this Agreement, the prevailing party in such action or proceeding shall be entitled to recover its court costs including reasonable attorneys' fees, to the extent permitted by law. If different parties are the prevailing parties on different issues, the respective court costs and related attorneys' fees shall be apportioned in proportion to the value of the issues decided for or against the parties.

     31. SECTION 1031 EXCHANGE. Notwithstanding any language in the contract to the contrary, either party may assign this contract and all his interests in and rights under it to other persons or corporations. Either Party may assign its interest in the contract therein for purposes of making a Like Kind Exchange pursuant to Section 1031 of the Internal Revenue Code, but makes no representation or warranty as to whether or not the transaction qualifies as such.

     32. Buyer is aware the Seller intends to perform an IRC Section 1031 tax deferred exchange. Seller requests Buyer's cooperation in such an exchange and agrees to hold Buyer harmless from any and all claims, costs, liabilities, or delays in time resulting from such an exchange. Buyer agrees to an assignment of this contract by the Seller for such purposes subject to the terms hereof.




     IN WITNESS WHEREOF, the parties hereto have duly signed, sealed and delivered this Agreement as of the date first written above.


                         SELLER:

                         LMB AUBURN HILLS I, LLC
                         a Ohio limited liability
                         corporation

                         By:  /s/ Lloyd M Bernstein
                         Name:    Lloyd M Bernstein
                         Title:   Manager

                         Date of Execution:         10/27/04



                         BUYER:

                         AEI FUND MANAGEMENT, INC.,
                         a Minnesota corporation


                         By:  /s/ Robert P Johnson
                         Name:    Robert P Johnson
                         Title:   President

                         Date  of Execution:  October  28, 2004